Exhibit 10.1

INCREMENTAL TERM FACILITY AMENDMENT NO. 5

This INCREMENTAL TERM FACILITY AMENDMENT NO. 5 (this “Amendment”), dated as of July 31, 2023, by and among PowerSchool Holdings LLC (f/k/a Severin Holdings, LLC), a Delaware limited liability company (“Holdings”), Severin Acquisition, LLC, a Delaware limited liability company (the “Top Borrower”), PeopleAdmin, LLC (f/k/a PeopleAdmin, Inc.), a Delaware limited liability company (the “PA Borrower”), certain other Restricted Subsidiaries from time to time designated thereunder as Co-Borrowers (together with the Top Borrower, and the PA Borrower, each a “Borrower” and, collectively, the “Borrowers”), the Subsidiary Guarantors party hereto, each entity listed on its signature page hereto as a “2023 Incremental Lender” (each, a “2023 Incremental Lender” and, collectively, the “2023 Incremental Lenders”), and Barclays Bank PLC, as administrative agent (in such capacity, the “Administrative Agent”), relating to the First Lien Credit Agreement, dated as of August 1, 2018 (as amended by that certain Incremental Term Facility Amendment No. 1 dated as of November 22, 2019, that certain Incremental Amendment No. 2 dated as of November 25, 2020, that certain Incremental Amendment No. 3 dated as of March 30, 2021, that certain Amendment No. 4, dated as of September 16, 2022, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended hereby, the “Credit Agreement”), among the Borrowers, Holdings, the several banks, financial institutions, institutional investors and other entities from time to time party thereto as Lenders and the Administrative Agent.

RECITALS:

WHEREAS, the Borrowers have requested that, pursuant to Section 2.25 and Section 11.1(b)(iv) of the Existing Credit Agreement, the 2023 Incremental Lenders provide Incremental Term Commitments to the Borrowers (in such capacity, the “2023 Incremental Borrowers”) on the 2023 Incremental Effective Date (as defined below) in an aggregate principal amount of $100,000,000.

WHEREAS, each 2023 Incremental Lender has agreed, on the terms and conditions set forth herein, to provide such Incremental Term Commitments and to become, if not already, a Lender for all purposes under the Credit Agreement.

WHEREAS, pursuant to Section 2.25 and Section 11.1(b)(iv) of the Existing Credit Agreement, the Existing Credit Agreement may be amended to give effect to the provisions of Section 2.25 of the Credit Agreement through an Incremental Amendment executed by the Borrowers, the Administrative Agent and each Lender providing Incremental Term Commitments.

NOW THEREFORE, the parties hereto therefore agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. In addition, the term listed below shall have the respective meaning set forth in this Section 1.

“2023 Incremental Transactions” means the consummation of the Acquisition (as defined in Section 3 below) pursuant to the Acquisition Agreement (as defined in Section 3 below), the incurrence of the 2023 Incremental Term Loans and the payment of fees and expenses incurred in connection with the foregoing.

SECTION 2. Incremental Term Loans.

(a) Subject to and upon the terms and conditions set forth herein, each 2023 Incremental Lender agrees to make, on the 2023 Incremental Effective Date, term loans (collectively, the “2023 Incremental Term Loans”) in Dollars to the 2023 Incremental Borrower in an amount equal to its 2023 Incremental Term Commitment as set forth on Schedule I hereto (collectively, the “2023 Incremental Term Commitments”).

(b) 2023 Incremental Term Loans borrowed under this Section 2 and repaid or prepaid may not be re-borrowed.

SECTION 3. Availability and Use of Proceeds. The proceeds of the 2023 Incremental Term Loans shall be used (i) to finance in whole or in part the acquisition (the “Acquisition”) of all of the issued and outstanding capital stock of SM NewCo, Inc., a Delaware corporation, and all of the issued and outstanding limited liability company interests of SMessenger Technologies, LLC, a Delaware limited liability company, in each case, pursuant to that certain Equity Purchase Agreement, dated as of July 10, 2023 (together with all annexes, exhibits and schedules attached thereto, and as amended, restated, supplemented, consented to, waived or otherwise modified, collectively, the “Acquisition Agreement”), by and among Promachos Holding, Inc., a Delaware corporation, and PowerSchool Group LLC, a Delaware limited liability company, as buyers, PowerSchool Holdings, Inc., a Delaware corporation, Cloud Collaboration Holdings, Inc., a Delaware corporation, as seller, and West Technology Group, LLC, a Delaware limited liability company, (ii) to pay costs and expenses incurred in connection with the 2023 Incremental Transactions and (iii) to finance the working capital needs of the Borrowers and the Restricted Subsidiaries and for general corporate purposes of the Borrowers and the Restricted Subsidiaries (including other acquisitions and Investments permitted under the Credit Agreement).

SECTION 4. Applicable Rate and Interest Periods. The “Applicable Margin” for the 2023 Incremental Term Loans shall be a rate per annum equal to the “Applicable Margin” for the Initial Term Loans as set forth in the Existing Credit Agreement. The 2023 Incremental Term Loans shall be funded on the 2023 Incremental Effective Date as Term Benchmark Loans or ABR Loans, as provided for in Section 2.2 of the Credit Agreement. The initial Interest Period with respect to the 2023 Incremental Term Loans shall commence on the 2023 Incremental Effective Date and end concurrently with the end of the current Interest Period with respect to the Initial Term Loans. The definitions of “Applicable Margin” and “Term SOFR Rate” in Section 1.1 of the Existing Credit Agreement are hereby amended to incorporate the foregoing provisions with respect to the 2023 Incremental Term Loans.

SECTION 5. Repayment of 2023 Incremental Term Loans; Maturity Date. Section 2.3(a) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(a) The principal amount of the Initial Term Loans (including the 2023 Incremental Term Loans) of each Term Lender shall be repaid by the Borrowers (i) on the last Business Day of each March, June, September and December (commencing on September 30, 2023), in an amount equal to $2,199,280.10 (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.17(b)) and (ii) on the Term Loan Maturity Date, in an amount equal to the aggregate Outstanding Amount of such Initial Term Loans on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

SECTION 6. Terms of the 2023 Incremental Term Loans Generally. In accordance with Section 2.25 of the Credit Agreement, on the 2023 Incremental Effective Date, each 2023 Incremental Lender (1) shall constitute a “Term Lender” and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, (2) shall have 2023 Incremental Commitments which shall constitute “Term Commitments” and “Commitments” for all purposes of the Credit Agreement and the other Loan Documents and (3) shall make 2023 Incremental Term Loans to the 2023 Incremental Borrower in an aggregate principal amount equal to the 2023 Incremental Commitments, and such 2023 Incremental Term

Loans shall constitute “Term Loans” for all purposes of the Credit Agreement and the other Loan Documents. The 2023 Incremental Term Loans are “Incremental Term Loans” and “Initial Term Loans” under the Credit Agreement. The 2023 Incremental Term Loans shall be of the same Class of Term Loans as the Initial Term Loans outstanding under the Credit Agreement, and shall be fungible (including for tax purposes) with, the Initial Term Loans outstanding on the 2023 Incremental Effective Date.

SECTION 7. Representations of the Loan Parties. The 2023 Incremental Borrower and each other Loan Party hereby represent and warrant to the Administrative Agent and each 2023 Incremental Lender that each of the representations and warranties made by the 2023 Incremental Borrower and such other Loan Party in or pursuant to the Loan Documents (which, for purposes hereof, shall be deemed to include a representation that this Amendment does not conflict with the Existing Credit Agreement) are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty are accurate in all respects) on and as of the date of the incurrence of the 2023 Incremental Term Loans as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty are accurate in all respects) as of such earlier date.

SECTION 8. Conditions to the 2023 Incremental Effective Date. This Amendment shall become effective as of the first date (the “2023 Incremental Effective Date”) when each of the following conditions shall have been satisfied or waived:

(a) The Administrative Agent and the 2023 Incremental Lenders shall have received an executed counterpart hereof from the 2023 Incremental Borrower, each other Loan Party, each 2023 Incremental Lender and the Administrative Agent.

(b) The Administrative Agent and the 2023 Incremental Lenders shall have received: (i) a copy of the certificate or articles of incorporation or organization or certificates of formation, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the secretary of state of the state of its organization (or a certification from a Responsible Officer of each applicable Loan Party that such documents have not changed since previously delivered to the Administrative Agent); (ii) a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such secretary of state or similar Governmental Authority; (iii) a certificate of a Responsible Officer of each Loan Party dated the 2023 Incremental Effective Date and certifying (1) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the 2023 Incremental Effective Date (or a certification from a Responsible Officer of each applicable Loan Party that such documents have not changed since previously delivered to the Administrative Agent), (2) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (3) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Loan Party; and (iv) a Solvency Certificate, certifying that Holdings and its subsidiaries, on a consolidated basis, after giving effect to this Amendment and the other 2023 Incremental Transactions, are Solvent.

(c) The Administrative Agent and the 2023 Incremental Lenders shall have received a favorable written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, New York and Delaware counsel to the Loan Parties dated the 2023 Incremental Effective Date and in form and substance reasonably satisfactory to the Administrative Agent and the 2023 Incremental Lenders.

(d) The Administrative Agent and the 2023 Incremental Lenders shall have received a Borrowing Request with respect to the 2023 Incremental Term Loans.

(e) [Reserved.]

(f) The representations and warranties set forth in Section 7 hereof shall be true and correct in all material respects on and as of the 2023 Incremental Effective Date.

(g) [Reserved.]

(h) No Default or Event of Default shall exist on the 2023 Incremental Effective Date (and after giving effect to any borrowings of 2023 Incremental Term Loans).

(i) [Reserved.]

(j) The 2023 Incremental Lenders shall have received, or substantially concurrently with the initial term borrowing of the 2023 Incremental Term Loans shall receive, all fees, costs and expenses required to be paid on or prior to the 2023 Incremental Effective Date, and all reasonable and documented out-of-pocket expenses required to be paid on the 2023 Incremental Effective Date for which reasonably detailed invoices have been presented to the Borrower Representative at least three (3) Business Days prior to the 2023 Incremental Effective Date (or such later date as the Borrower Representative may reasonably agree), which amounts may be offset against the proceeds of the 2023 Incremental Term Loans.

(k) The 2023 Incremental Lenders (to the extent reasonably requested in writing at least seven (7) days prior to the 2023 Incremental Effective Date) shall have received, at least three (3) Business Days prior to the 2023 Incremental Effective Date, (i) all documentation and other information that the 2023 Incremental Lenders reasonably determine to be required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the Patriot Act, and (ii) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 9. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

SECTION 10. Waiver of Jury Trial. EACH OF THE BORROWERS, THE GUARANTORS, THE ADMINISTRATIVE AGENT AND THE 2023 INCREMENTAL LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 11 Confirmation of Guarantees and Security Interests. By signing this Amendment, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the 2023 Incremental Term Loans contemplated by this Amendment) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Guarantee, the Security Documents and the other Loan Documents, (ii) constitute “Obligations,” “Guarantor Obligations” or other similar term for purposes of the Credit Agreement, the Guarantee, the Security Documents and the other Loan Documents,

(iii) notwithstanding the effectiveness of the terms hereof, the Guarantee, the Security Documents and the other Loan Documents, are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each 2023 Incremental Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.1 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Collateral Agent by such Loan Party pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 12. Credit Agreement Governs. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 13. Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the parties hereto agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each such Person enforceable against such Person in accordance with the terms hereof or thereof, as applicable, to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by any party hereto of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Without limiting the foregoing, (a) each party hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification and (b) upon the reasonable request of any party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 14. Miscellaneous. This Amendment shall constitute an “Incremental Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein. The headings of this Amendment are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. Section 11.14 of the Credit Agreement is incorporated by reference herein, mutatis mutandis.

SECTION 15. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 16. Tax Matters. Except as otherwise required by a “determination” under Section 1313 of the Code or change in applicable law, the Borrowers, the Administrative Agent and the Lenders shall treat the 2023 Incremental Term Loans as being issued in a “qualified reopening” of the Initial Term Loans for U.S. federal income tax purposes pursuant to Treasury Regulations Section 1.1275-2(k)(3)(iii).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

POWERSCHOOL HOLDINGS LLC
SEVERIN ACQUISITION, LLC
PEOPLEADMIN, LLC
POWERSCHOOL GROUP LLC
POWERSCHOOL GLOBAL LLC
SCHOOLOGY LLC
MIZUNI, INC.
ACCELASCHOOL LLC

By	/s/ Eric Shander
Name: Eric Shander
Title: Chief Financial Officer

[Signature Page – Incremental Term Facility Amendment No. 5]

BARCLAYS BANK, PLC, as Administrative Agent and 2023 Incremental Lender

By:	/s/ Jeremy Hazan
Name: Jeremy Hazan
Title: Managing Director

Schedule I

2023 Incremental Term Commitments

2023 Incremental Term Lender	2023 Incremental Term Commitment
Barclays Bank, PLC	$100,000,000
Total	$100,000,000